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Exhibit 99.1

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KEY PRODUCTION COMPANY, INC.

        The undersigned appoints F.H. Merelli and Barbara L. Schaller as proxies, with power to act without the other and with power of substitution, and authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Key Production Company, Inc. held of record by the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders to be held September 20, 2002, or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

Your opinion is important to us. Please cast your vote today.

PROXY BY MAIL

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	X

The Board of Directors recommends a vote FOR Proposal 1.

	FOR	AGAINST	ABSTAIN
PROPOSAL 1—Adoption of the Agreement and Plan of Merger	☐	☐	☐

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW

COMPANY NUMBER:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

VOTE BY TELEPHONE OR INTERNET
QUICK EASY IMMEDIATE

KEY PRODUCTION COMPANY, INC.

•
You can now vote your shares electronically through the Internet or the telephone.

•
This eliminates the need to return the proxy card.

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Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

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Exhibit 99.1